UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/03/2009

Newpark Resources, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-2960

Delaware	72-1123385
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2700 Research Forest Drive, Suite 100
The Woodlands, Texas 77381
(Address of principal executive offices, including zip code)

281-362-6800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 3, 2009, at a special meeting of stockholders of Newpark Resources, Inc. (the "Company"), the stockholders of the Company approved and adopted an amendment to the Restated Certificate of Incorporation to increase the authorized shares of common stock from 100,000,000 to 200,000,000 shares. The amendment became effective at 5:00 p.m. Eastern Standard Time on November 3, 2009, the date on which the Certificate of Amendment was filed with the Secretary of State of the State of Delaware. A copy of the Certificate of Amendment is attached as Exhibit 3.1 and incorporated herein.

On November 3, 2009, the Company issued a press release announcing the results of the special meeting of stockholders. A copy of the press release is attached as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits
3.1   Certificate of Amendment to the Restated Certificate of Incorporation of Newpark Resources, Inc.
99.1 Press Release dated November 3, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Newpark Resources, Inc.

Date: November 04, 2009	By:	/s/ James E. Braun
James E. Braun
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-3.1	Certificate of Amendment to the Restated Certificate of Incorporation of Newpark Resources, Inc.
EX-99.1	Press Release dated November 3, 2009.